CONSULTING AGREEMENT

This Consulting Agreement (hereinafter the “Agreement”) is made and entered into by and between High Sierra Technologies, Inc., a Nevada Corporation and any successors in interest that it may have (hereinafter “HSTI”) having its principal place of business at 1495 Ridgeview Drive, Suite 230A, Reno, NV 89519 and Richard Thompson and David Graves having their offices at 10 McDougal Industrial Complex Road, Lovelock, NV 89419  (hereinafter, collectively, the “Consultant”) to be binding and effective as of August 2, 2019 notwithstanding the actual dates of execution of this Agreement by the parties hereto.

RECITALS

A.

WHEREAS, HSTI is engaged in the business of growing, harvesting and processing industrial hemp into various forms of cannabinoids together with the provision of various services related to the same.

B.

WHEREAS, the Consultant is engaged, or is to be engaged, by HSTI, as an independent contractor.

C.

WHEREAS, the Consultant and HSTI desire to enter into this Agreement and to establish certain of the terms and conditions of the Consultant’s engagement with HSTI.

D.

WHEREAS, the Consultant agrees and acknowledges that its engagement by HSTI constitutes adequate and satisfactory consideration for the obligations of the Consultant under this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements herein contained, the parties hereto hereby agree as follows.

ARTICLE I

ENGAGEMENT

1.1

Engagement / Independent Contractor Status.    (a) HSTI hereby agrees to engage the Consultant, solely as an independent contractor, and the Consultant hereby agrees to render services to HSTI including, but not limited to, planning and agricultural advice related to the current 200 acre hemp farm being operated by HSTI in McDermitt, Nevada. The parties to this Agreement expressly understand, agree and intend that the Consultant shall be an independent contractor and not an agent or employee of HSTI for any purpose whatsoever. None of the benefits, of any nature whatsoever, normally provided by an employer to its employees, including but not limited to, workers compensation insurance and unemployment insurance, shall be available from HSTI to the Consultant nor shall the Consultant have any expectation of said benefits.  HSTI is interested only in the results obtained under

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this Agreement; the manner and means of handling the Consultant’s obligations hereunder shall be under the sole control of the Consultant.

l.2

Term.    The term of this Agreement shall be from August 2, 2019 to September 30, 2019.  During the term of this Agreement the Consultant and/or HSTI may elect to terminate the consulting relationship created herein in accordance with the provisions of Article III hereof. Notwithstanding anything to the contrary set forth herein, the consulting relationship created herein may also terminate automatically based on the provisions of Article III hereof.

ARTICLE II

CONSULTING FEES

2.1

Fees.    (a) HSTI shall pay the Consultant, and the Consultant shall accept from HSTI as full payment for the Consultant’s services rendered hereunder, fees as set forth in Section 2.1 (b), below.  The Consultant expressly understands and agrees that it shall be solely liable for any tax liability, of any nature whatsoever, related to the payment of said fees and/or contributions or withholdings for Income Taxes, Medicare, Social Security or any other employment related tax.  The Consultant hereby covenants and agrees to indemnify and hold HSTI harmless from any such tax liabilities and/or contributions to such tax liabilities and/or employment related taxes.

(b)

The Consultant shall be paid a flat fee of Five Thousand Dollars and No Cents ($5,000.00) payable in equal monthly increments during the term hereof.  Payment shall be due on the twentieth (20th) day of each month of the Term hereof.

ARTICLE III

TERMINATION OF ENGAGEMENT

3.1

Early Termination.  At anytime following the effective date hereof, either party or parties may terminate this Agreement prior to its natural expiration upon giving the other party or parties fifteen (15) days prior written notice.  In the event of such early termination, HSTI shall pay any fees owed to the Consultant under Article II, above, within ten (10) days of its receipt of invoices for such fees owed to the Consultant.

3.2

Termination on Death of Consultant. This Agreement and the consulting relationship created herein will terminate automatically upon the death of either of the parties making up the Consultant.

3.3

Termination on Dissolution of HSTI. This Agreement and the consulting relationship created herein will terminate automatically upon the dissolution of HSTI or any other event that causes HSTI, or any of its successors and assigns, to cease its business activities or its existence as a business entity.

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ARTICLE IV

MISCELLANEOUS

4.1

 Entire Agreement.   This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all other agreements, communications, understandings, promises, stipulations, arrangements, whether any of the same are either oral or in writing, or express or implied, between the parties hereto with respect to the subject matter hereof.  No change to or modification of this Agreement shall be valid or binding unless the same shall be in writing and signed by all of the Consultant and HSTI.

4.2

 Waivers.    A waiver of any provision of this Agreement shall not be valid unless such waiver is in writing and signed by the party or person to be charged, and no waiver of any provision hereof shall be deemed or construed as a waiver of the same or any different provision in the future. Furthermore, the failure of a party to insist upon strict adherence to any term of this Agreement, or to object to any failure to comply with any provision of this Agreement, shall not (a) be a waiver of that term or provision; (b) estop that party from enforcing that term or provision; or (c) preclude that party from enforcing that term or provision by laches.  The receipt of a party of any benefit from this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any provision of this Agreement.

4.3

  Severability.   In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, in any respect, by a court of competent jurisdiction, then any such provision shall be deemed to be stricken from this Agreement and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

4.4   Assignment. No party or parties to this agreement shall not have the right to assign any of its rights, duties and obligations under this Agreement without first obtaining the written consent of the other party or parties.  Any attempt, by any of the parties hereto, to assign its rights, duties and obligations under this Agreement without first obtaining the written consent of the other party or parties shall be void and of no force and effect.

4.5    Successors and Assigns.    Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, administrators, successors and assigns, and wherever a reference in this Agreement is made to either of the parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the heirs, executors, legal representatives, administrators, successors and assigns of such party, as if in every case so expressed.

4.6

  Applicable Law.   This Agreement and each provision and condition contained herein shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and

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determine any claim, dispute or other controversy, of any nature whatsoever, related to this Agreement shall be the appropriate forum located in Washoe County, Nevada.

4.7

  Context.  In this Agreement whenever the context so requires, the masculine gender shall include the feminine and/or neuter, and any singular reference shall include the plural.

4.8

  Time.  Time is of the essence in this Agreement and each and every provision hereof.

4.9  Captions.    Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto.  Any such caption or heading shall not be deemed a part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

4.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when fully and properly executed, shall be deemed to be an original.  A facsimile signature, electronic mail signature or electronic signature shall be deemed to be an original signature having the same force and effect as an original signature.

4.11   Attorneys’ Fees.   Should a dispute arise between any of the parties hereto regarding the meaning of this Agreement, the enforcement of this Agreement or any claim or dispute related to this Agreement, then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

IN WITNESS WHEREOF, the parties hereto expressly acknowledge that they have read this Agreement, have had the opportunity to obtain the advice of the legal counsel of their choice, fully understand it, and have freely and voluntarily entered into this Agreement with the express intention to be bound hereby as of the day and date first above written.

High Sierra Technologies, Inc., a Nevada Corporation

By:   /s/ Gregg W. Koechlein

Dated:  August 2, 2019

Gregg W. Koechlein, its Chief Operating Officer

By:   /s/ Richard Thompson

Dated:  August 2, 2019

Richard Thompson

By:   /s/ David Graves

Dated:  August 2, 2019

David Graves

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HSTI Cons. Agmt. Rev. 1:  8/2/2019